Exhibit 3.74

FIRST

AMENDMENT

TO

LIMITED PARTNERSHIP AGREEMENT

OF

W2007 STRATOSPHERE LAND PROPCO, L.P.

Dated as of June 25, 2009

THIS FIRST AMENDMENT (this “Amendment”) TO THE LIMITED PARTNERSHIP AGREEMENT OF W2007 STRATOSPHERE LAND PROPCO, L.P. dated February 20, 2008 (the “Partnership Agreement”) is entered into as of June 25, 2009, by W2007 Stratosphere Land Gen-Par, L.L.C., a Delaware limited liability company, as the general partner (“General Partner”), and W2007 ACEP First Mezzanine A Borrower, L.P., a Delaware limited partnership, as the limited partner (“Limited Partner”; and together with General Partner, the “Partners”). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Partnership Agreement.

WHEREAS, W2007 Stratosphere Land Propco, L.P., a Delaware limited partnership (the “Partnership”) desires to incur indebtedness in the original principal amount of three hundred and fifty million dollars ($350,000,000) (the “Loan”) evidenced by that certain loan agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Loan Agreement”), among Goldman Sachs Commercial Mortgage Capital, L.P., a Delaware limited partnership, as lender (“Lender”), Archon Group, L.P., as administrative agent, Wells Fargo Bank, N.A., as collateral agent and American Casino & Entertainment Properties LLC, a Delaware limited liability company, Arizona Charlie’s, LLC, a Nevada limited liability company, Fresca, LLC, a Nevada limited liability company, Stratosphere Gaming LLC, a Nevada limited liability company, Aquarius Gaming LLC, a Nevada limited liability company, the Partnership, the Limited Partner, W2007 ACEP First Mezzanine B Borrower, L.P., a Delaware limited partnership, W2007 Aquarius Propco, L.P., a Delaware limited partnership, W2007 Stratosphere Propco, L.P., a Delaware limited partnership, W2007 Arizona Charlie’s Propco, L.P., a Delaware limited partnership, and W2007 Fresca Propco, L.P., a Delaware limited partnership, as borrowers; and

WHEREAS, as a condition to Lender providing the Loan to the Partnership, Lender has required that the Partnership amend the Partnership Agreement in the following manner.

NOW, THEREFORE, the Partners hereby amend the Partnership Agreement as follows:

1.             Section 2(a) of the Partnership Agreement shall be deleted in its entirety and replaced by the following:

2. Purpose.  (a)  The Partnership is continued solely for the purpose of acquiring, financing, refinancing, holding, developing, owning, selling, leasing, transferring, exchanging, managing, maintaining and operating the Property, entering into and performing its obligations under the Loan Documents (as defined below), refinancing the Property in connection with a permitted repayment of the Loan (as defined below) in accordance with the Loan Agreement (as defined below) and transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing.  Notwithstanding anything contained herein to the contrary, unless and until that certain loan in the original principal amount of three hundred and fifty million dollars ($350,000,000) (the “Loan”) and evidenced by that certain Loan Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Loan Agreement”), among Lender, Archon Group, L.P., as administrative agent, Wells Fargo Bank, N.A., as collateral agent and American Casino & Entertainment Properties LLC, a Delaware limited liability company, Arizona Charlie’s, LLC, a Nevada limited liability company, Fresca, LLC, a Nevada limited liability company, Stratosphere Gaming LLC, a Nevada limited liability company, Aquarius Gaming LLC, a Nevada limited liability company, the Partnership, the Limited Partner, W2007 Aquarius Propco, L.P., a Delaware limited partnership, W2007 Stratosphere Propco, L.P., a Delaware limited partnership, W2007 ACEP First Mezzanine B Borrower, L.P., a Delaware limited partnership, W2007 Arizona Charlie’s Propco, L.P., a Delaware limited partnership, and W2007 Fresca Propco, L.P., a Delaware limited partnership, as borrowers, is no longer outstanding, or unless otherwise approved by Lender or Administrative Agent (as directed by the Required Lenders), the Partnership shall not engage in any business, and it shall have no purpose, unrelated to that described in the first sentence of this Section 2(a) (except to the extent expressly permitted in the Loan Agreement) and shall not acquire any real property or own assets other than such assets and interests as are necessary or desirable and are not prohibited by the terms of the Loan Agreement for the Partnership to own in conjunction with carrying out the purposes of the Partnership.

2.             Exhibit A to the Partnership Agreement shall be deleted in its entirety and replaced with the exhibit that is attached hereto as Annex A.

3.             This Amendment may be executed in two or more counterparts, each of which constitutes an original and all of which, when taken together, constitutes one agreement.  This Amendment may be executed by telecopier or other facsimile signature and any such signature is an original for all purposes.  Except as amended hereby, the Partnership Agreement shall remain in full force and effect.

4.             THIS AMENDMENT IS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF, ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS.

5.             This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the foregoing First Amendment to the Limited Partnership Agreement of W2007 Stratosphere Land Propco, L.P. has been signed and delivered as of the date first above written, by the undersigned Partners, as Partners of the Partnership.

GENERAL PARTNER:

W2007 STRATOSPHERE LAND GEN-PAR, L.L.C., a Delaware limited liability company

By:	W2007 ACEP First Mezzanine A Borrower, L.P., a Delaware limited partnership, its member

By:	W2007 ACEP First Mezzanine A Gen-Par, L.L.C., a Delaware limited liability company, its general partner

By:	/s/ Elizabeth Burban
Name: Elizabeth Burban
Title: Vice President

LIMITED PARTNER:

W2007 ACEP FIRST MEZZANINE A BORROWER, L.P., a Delaware limited partnership

By:	W2007 ACEP First Mezzanine A Gen-Par, L.L.C., a Delaware limited liability company, its general partner

By:	/s/ Elizabeth Burban
Name: Elizabeth Burban
Title: Vice President

Annex A

Loan Documents

1)     Promissory Note in the original principal amount of $350,000,000, made by W2007 Stratosphere Propco, L.P., a Delaware limited partnership (“Stratosphere Propco”), W2007 Stratosphere Land Propco, L.P., a Delaware limited partnership (“Stratosphere Land Propco”), W2007 Aquarius Propco, L.P., a Delaware limited partnership (“Aquarius Propco”), W2007 Arizona Charlie’s Propco, L.P., a Delaware limited partnership (“Arizona Charlie’s Propco”), W2007 Fresca Propco, L.P., a Delaware limited partnership (“Fresca Propco”, and together with Stratosphere Propco, Stratosphere Land Propco, Aquarius Propco and Arizona Charlie’s Propco, collectively referred to herein as the “Propcos”), American Casino & Entertainment Properties LLC, a Delaware limited liability company (“ACEP”), W2007 ACEP First Mezzanine A Borrower, L.P., a Delaware limited partnership (“First Mezz A Borrower”), W2007 ACEP First Mezzanine B Borrower, L.P., a Delaware limited partnership (“First Mezz B Borrower”, and together with First Mezz A Borrower, collectively referred to herein as the “Mezz Borrowers”), Stratosphere Gaming LLC, a Nevada limited liability company (“Stratosphere Opco”), Aquarius Gaming LLC, a Nevada limited liability company (“Aquarius Opco”), Arizona Charlie’s, LLC, a Nevada limited liability Company (“Arizona Charlie’s Opco”), Fresca, LLC, a Nevada limited liability company (“Fresca Opco”, and, together with Aquarius Opco, Stratosphere Opco and Arizona Charlie’s Opco, collectively referred to herein as the “Opcos”, and together with the Propcos, ACEP and the Mezz Borrowers, collectively referred to herein as the “Borrowers”) in favor of Goldman Sachs Commercial Mortgage Capital, L.P., a Delaware limited partnership (“Lender”);

2)     Fee and Leasehold Deed of Trust, Assignment of Rents and Leases, Collateral Assignment of Property Agreements, Security Agreement and Fixture Filing, by the Propcos, to Fidelity National Title Agency of Nevada, Inc., a Nevada corporation, for the benefit of Wells Fargo Bank, N.A. as collateral agent (“Collateral Agent”) for and on behalf of Lender and Archon Group, L.P. as administrative agent (“Administrative Agent”);

3)     Cash Management Agreement, by and among the Borrowers, Wells Fargo Bank, N.A., as cash management bank (“Cash Management Bank”), Collateral Agent for and on behalf of Lender and Administrative Agent for and on behalf of Lender;

4)     Restricted Account Agreement, by and among ACEP, Cash Management Bank and Collateral Agent for and on behalf of Lender;

5)     Restricted Account and Securities Account Control Agreement, by and among the Borrowers, Cash Management Bank, Administrative Agent for and on behalf of Lender and Collateral Agent for and on behalf of Lender;

6)     Mortgage Loan Cooperation Agreement, by the Borrowers and Whitehall Street Global Real Estate Limited Partnership 2007, a Delaware limited partnership (“Guarantor”), in favor of Administrative Agent for and on behalf of Lender;

7)     Collateral Assignment of Interest Rate Cap Agreement, by the Borrowers for the benefit of Collateral Agent for and on behalf of Lender and joined by Administrative Agent for and on behalf of Lender;

8)     Contribution Agreement, by the Borrowers for the benefit of Lender;

9)     Intellectual Property Security Agreement, by the Borrowers in favor of Collateral Agent for the benefit of Lender;

10)   Pledge and Security Agreement, made by First Mezz A Borrower, First Mezz B Borrower, W2007 Aquarius Gen-Par, L.L.C., a Delaware limited liability company, W2007 Stratosphere Gen-Par, L.L.C., a Delaware limited liability company, W2007 Stratosphere Land Gen-Par, L.L.C., a Delaware limited liability company, W2007 Arizona Charlie’s Gen-Par, L.L.C., a Delaware limited liability company, and W2007 Fresca Gen-Par, L.L.C., a Delaware limited liability company, for the benefit of Administrative Agent for and on behalf of Lender and Collateral Agent for and on behalf of Lender;

11)   Subordination of Operating Lease (Stratosphere), among Stratosphere Opco, Stratosphere Propco and Administrative Agent for and on behalf of Lender;

12)   Subordination of Operating Lease (Aquarius), among Aquarius Opco, Aquarius Propco and Administrative Agent for and on behalf of Lender;

13)   Subordination of Operating Lease (Arizona Charlie’s), among Arizona Charlie’s Opco, Arizona Charlie’s Propco and Administrative Agent for and on behalf of Lender;

14)   Subordination of Operating Lease (Fresca), among Fresca Opco, Fresca Propco and Administrative Agent for and on behalf of Lender;

15)   Consent and Agreement of Consultant and Subordination of Consulting Agreement by and among Highgate Hotels L.P., a Delaware limited partnership, Administrative Agent for and on behalf of Lender and Collateral Agent for and on behalf of Lender and joined by the Borrowers; and

16)   Environmental Indemnity Agreement, by the Borrowers and Guarantor in favor of Lender, Administrative Agent for and on behalf of Lender and Collateral Agent for and on behalf of Lender.